                                                                    EXHIBIT 10.1

6/24/92


                               SUPPLY AGREEMENT
                               ----------------

     THIS SUPPLY AGREEMENT is made as of the lst day May, 1992 ("Effective Date"), by and between Abbott Laboratories, an Illinois corporation having a principal place of business at One Abbott Park Road, Abbott Park, Illinois 60064-3500 ("Abbott"), and Steris Laboratories, Inc., a Delaware corporation having a principal place of business at 620 North 51st Avenue, Phoenix, Arizona 85043 ("Steris").

     WHEREAS, Steris' New Drug Application ("NDA") has been approved by the United States Food and Drug Administration ("FDA") for the use of the finished drug product iron dextran ("Product"), which incorporates Drug Substance, as defined below, in various human pharmaceutical areas;

     WHEREAS, Steris' supplement to the NDA for Product, which incorporates Drug Substance, which names Abbott as the supplier of Drug Substance has been approved by the FDA;

     WHEREAS, Abbott has developed a proprietary process for the manufacture of Drug Substance; and

     WHEREAS, Abbott desires to manufacture exclusively for Steris commercial quantities of Drug Substance using such proprietary process and Steris desires to purchase from Abbott such commercial quantities of Drug Substance.

     NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:
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                                     - 2 -

     1.   Definitions
          -----------

     As used in this Agreement, the following words and phrases shall have the following meanings:

     1.1 "Affiliate" of a party hereto shall mean any entity which controls, is controlled by, or is under common control with such party. For purposes of this definition, a party shall be deemed to control another entity if it owns or controls, directly or indirectly, at least fifty percent (50%) of the voting equity of another entity (or other comparable ownership interest for an entity other than a corporation).

     1.2 "Confidential Information" shall mean all written information and data provided by the parties to each other hereunder and marked as confidential, or if disclosed orally, is reduced to writing within thirty (30) days of oral disclosure and identified as being confidential, except any portion thereof which:

          (i) is known to the recipient as evidenced by its written records before receipt thereof under this Agreement;

          (ii) is disclosed to the recipient after acceptance of this Agreement by a third person who has the right to make such disclosure;

          (iii) is or becomes part of the public domain through no fault of the recipient; or
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                                     - 3 -

          (iv) is independently developed by employees of the recipient who have not had access to the information disclosed hereunder.

     1.3 "Contract Requirements" shall mean one hundred percent (100%) of the worldwide requirements for Drug Substance of Steris and its Affiliates.

     1.4 "Drug Substance" shall mean iron dextran bulk solution, as more fully described in the Drug Substance Specifications, as defined below.

     1.5 "Drug Substance Specifications" shall mean the specifications for Drug Substance, which are attached hereto and made a part hereof as Exhibit A.

     1.6 "Drug Substance Technology" shall mean the manufacturing process for Drug Substance developed by Abbott from October 30, 1989 until November 2, 1990 under that certain Development Contract between the parties dated December 1, 1989 ("Development Contract").

     2.   Manufacture and Supply of Drug Substance
          ----------------------------------------

     2.1 Pursuant to the terms and conditions of this Agreement, Steris shall purchase or have purchased from Abbott, and Abbott shall use its reasonable best efforts to manufacture, or have manufactured, sell and deliver to Steris the Contract Requirements; provided, however, Abbott makes no representation, warranty or guarantee of any kind that Abbott will be able to manufacture the Contract Requirements. During the term of this Agreement, Abbott shall sell Drug Substance to Steris on an exclusive worldwide basis except as provided in subparagraph 5.4 and paragraph 14 hereof, and Steris shall purchase or have purchased from Abbott Drug Substance on an exclusive worldwide basis. The provisions of this subparagraph
2.1 shall apply regardless of the technology employed by Abbott in manufacturing the Drug Substance.

     2.2 Drug Substance shall be manufactured to conform with the Drug Substance Specifications. Drug Substance Specifications may be modified from time to time by written agreement signed by an authorized representative of each party without the necessity of amending this Agreement.

     2.3 Abbott shall have the right to manufacture, sell, ship, market or distribute Product; provided that such Product is not manufactured with Drug Substance or technology relating to Drug Substance obtained from Abbott or a licensee or sublicensee of Abbott.

     2.4 During the term of this Agreement and for a period of one (1) year following termination or expiration hereof, Abbott shall not sell, distribute, license, provide or transfer any Drug Substance or Drug Substance Technology or any rights thereto, except to Steris; provided, however, such restriction shall not be enforceable by Steris upon the bankruptcy or insolvency of Steris or upon Steris' breach of this Agreement under subparagraph 4.2 hereof.
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                                     - 5 -

     3.   Price
          -----

     3.1 The price for Drug Substance delivered from the Effective Date through December 31, 1993 shall be *** ******** **** ******* ************ *** ******
******* *********** per liter based on a density factor of **** kilograms per liter, regardless of which technology Abbott employs in manufacturing the Drug Substance. Thereafter, on or before July 1 of each calendar year, starting July 1, 1993, Abbott and Steris shall negotiate in good faith to adjust the price for Drug Substance for the next succeeding calendar year based on market conditions for Product and Drug Substance; provided, however, the parties shall meet on or before March 31 of each calendar year, starting March 31, 1994, to review the then-current price for Drug Substance to determine in good faith whether market conditions for Product and Drug Substance justify a price adjustment for Drug Substance for the third and fourth quarters of the then-current calendar year. If the parties mutually agree in writing that a price adjustment is justified, such adjustment shall apply to all Drug Substance ordered from Abbott by Steris and its Affiliates from July 1 through December 31 of the then-current calendar year.

     3.2 Drug Substance shall be delivered to Steris F.O.B. Abbott's plant in North Chicago, Illinois, by a common carrier selected by Steris.

* redacted pursuant to confidential treatment request.

     3.3 Abbott shall invoice Steris upon shipment of Drug Substance. Payment shall be made by Steris net thirty (30) days from the date of invoice.

     3.4 Any federal, state, county, or municipal sales or use tax, excise or similar charge, or other tax assessment (other than that assessed against income), assessed or charged on the sale of Drug Substance sold pursuant to this Agreement shall be paid by Steris. Notwithstanding the preceding sentence, Steris may furnish Abbott any exemption certificate for which Steris is entitled or authorized to issue with respect to the taxes imposed on the sale or use of Drug Substance sold hereunder.

     3.5 Due to the restrictive shipping requirements contained in Abbott's drug master file for Drug Substance ("DMF"), no Drug Substance shall be subject to rework.

     4.   Term and Termination
          --------------------

     4.1 This Agreement shall commence as of the Effective Date and, subject to the next following sentence, shall end at midnight on December 31, 1996 ("Initial Term"). At the end of the Initial Term, this Agreement shall continue automatically for successive twelve-month periods under the same terms and conditions hereunder (except for the price for Drug Substance), until terminated. Except as otherwise provided herein, this Agreement may be terminated at the expiration of the Initial Term or at the expiration of any of the twelve-month extension periods thereafter (i) by Abbott upon not less than eighteen (18) months prior written notice or (ii) by Steris upon not less than six (6) months prior written notice.

     4.2  Either party may terminate this Agreement by giving the other sixty
(60) days prior written notice as follows: (i) upon the bankruptcy or insolvency of the other party; or (ii) upon the breach of any material provision of this Agreement by the other party if the breach is not cured within thirty (30) days after written notice thereof to the breaching party.

     4.3 Termination, expiration, cancellation or abandonment of this Agreement through any means or for any reason shall not relieve the parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement. Except as otherwise provided in paragraph 15 hereof, upon termination, expiration, cancellation or abandonment of this Agreement through any means or for any reason whatsoever, Steris shall have the complete, exclusive, perpetual and unrestricted right to use and exploit the Drug Substance Technology without any obligation to Abbott. The foregoing sentence and subparagraph 2.4 hereof shall survive termination or expiration of this Agreement.

     4.4 In the event Steris terminates this Agreement as a result of the bankruptcy or insolvency of Abbott or Abbott's breach of this Agreement under subparagraph 4.2 above, without limiting any other remedy available to Steris, Abbott shall continue to supply Drug Substance to Steris pursuant to the terms hereof for the eighteen (18) month period following the effective date of such termination.

     5.   Forecasts Deliveries and Orders
          -------------------------------

     5.1 Each July 1 during the Initial Term of this Agreement or any extension thereof, Steris shall provide to Abbott an annual forecast for the next succeeding calendar year estimating the Contract Requirements for such year. This forecast shall be non-binding and shall be used for planning purposes only. Further, during the Initial Term of this Agreement or any extension thereof, Steris shall issue on the date hereof, and then on or before the first business day of each calendar quarter thereafter, a non-binding twelve (12) month forecast estimating in good faith the Contract Requirements for the next succeeding four (4) quarterly periods.

     5.2 Notwithstanding the quantities listed in Steris' rolling twelve (12) month forecasts, Steris shall be obligated to purchase from Abbott and Abbott shall be obligated to sell to Steris ***** liters of Drug Substance from the Effective Date until December 31, 1993. The delivery schedule for the ***** liters of Drug Substance shall be arranged in accordance with the terms of subparagraph 5.3 below; provided, however the entire ***** liters of Drug Substance shall be delivered to Steris not later than December 31, 1993. The foregoing in no respect limits the provisions of subparagraph 2.1 hereof. If Steris fails to purchase from Abbott at least ***** liters of Drug Substance by December 31, 1993, then Steris shall pay Abbott, in respect of

* redacted pursuant to confidential treatment request.

any such shortfall, Abbott's cost of raw materials and other direct costs which can be supported with reasonable documentation for such shortfall.

     5.3 On or before forty-five (45) days prior to each calendar quarter, Steris shall submit in writing to Abbott a statement quantifying the Contract Requirements for the next succeeding calendar quarter. Upon receipt of such statement, Abbott shall have ten (10) days to submit in writing to Steris a firm delivery schedule setting forth the quantity of Drug Substance Abbott shall be able to sell and deliver to Steris. Upon receipt of each firm delivery schedule, Steris shall promptly submit to Abbott a firm purchase order for Drug Substance for the next succeeding calendar quarter reflecting the same terms of Abbott's firm delivery schedule. If Abbott fails to timely submit such delivery schedule, Abbott shall be obligated to sell and deliver to Steris the Contract Requirements listed in Steris' earlier submitted written statement. Each purchase order issued by Steris shall be governed by the terms of this Agreement, and none of the terms or conditions of Steris' purchase order shall be applicable, except those specifying quantity ordered, delivery dates, special supply instructions and invoice information.

     5.4 During the term of this Agreement, Steris may obtain or receive from any other party a reference letter with respect to such party's drug master file required to manufacture, market and sell the Drug Substance in the United States or in any other territory, or initiate or carry out any development work in connection with the Drug Substance with any other party, for purposes of securing an alternate source of the Drug Substance in the event of a force majeure as described in paragraph 14 hereof.

     6.   Manufacture of Drug Substance
          -----------------------------

     6.1 Drug Substance shall be manufactured in accordance with current Good Manufacturing Practices promulgated by the FDA and pursuant to the applicable DMF prepared by Abbott and filed with the FDA or foreign regulatory authorities as requested by Steris. Abbott shall promptly advise Steris of any proposed process change outside the applicable DMF, which change must be approved by Steris prior to its implementation by Abbott, and which approval shall not be unreasonably withheld by Steris. Steris shall have the right to audit Abbott for compliance with current Good Manufacturing Practices at reasonable intervals. Such audits shall be scheduled at mutually agreeable times upon at least fifteen
(15) days advance written notice to Abbott.

     6.2 For each shipment of Drug Substance delivered hereunder, Abbott shall provide to Steris certificates of analysis, batch record documentation as specified in Exhibit B, attached hereto and made a part hereof, and final yield quantity information. Further, Abbott shall follow the procedures described in Exhibit B.

     6.3 Each party shall promptly advise the other of any safety or toxicity problem or any FDA regulatory or compliance activity of which either party becomes aware regarding Drug

Substance or intermediates used in the manufacture of Drug Substance.

     6.4 Steris shall pay Abbott for its direct costs pre-approved by Steris associated with any FDA filing by Abbott requested by Steris of more than one
(1) DMF in support of Steris' regulatory filings with respect to Drug Substance. Steris also shall pay Abbott's direct costs pre-approved by Steris for any work requested by Steris to produce and assemble documentation for Drug Substance registrations outside the United States.

     6.5 Abbott shall provide Steris with technical assistance as may be reasonably requested by Steris from time to time; provided such request relates to Drug Substance delivered by Abbott or Product manufactured by Steris from such Drug Substance, including, without limitation, assistance relating to test methods, specifications, and impurity/degradation product identification. Abbott shall provide Steris with a written estimate of such technical assistance; provided, however, Abbott shall not perform any work under this subparagraph until such time as Abbott and Steris mutually agree to a price for Abbott to perform such technical assistance.

     7.   Acceptance of Drug Substance
          ----------------------------

     7.1 Subject to the terms of Steris' NDA for Product, Steris shall have a period of twenty (20) days from the date of receipt of Drug Substance to inspect and accept or advise Abbott in writing that a shipment of Drug Substance does not conform with

Drug Substance Specifications. If Steris does not accept all or any part of a shipment of Drug Substance, then the parties shall have ninety (90) days from the date of Abbott's receipt of Steris' notification to resolve any dispute regarding whether all or any part of such shipment of Drug Substance conforms with the Drug Substance Specifications. If the parties are unable to resolve any such dispute within the ninety (90) day period, Steris shall be deemed to have rejected the Drug Substance in dispute. Steris shall have the right to return any Drug Substance which does not conform, whether such non-conformance is discovered before, during or after processing of Product. All or any part of any shipment may be held for Abbott's disposition and at Abbott's expense if found to be not in conformance with the Drug Substance Specifications. Without limiting subparagraph 9.2 or paragraph 11 hereof, no claims under this subparagraph 7.1 with respect to rejected Drug Substance shall be greater in amount than the purchase price of such Drug Substance. Steris' failure to timely advise Abbott that a shipment of Drug Substance does not conform to the Drug Substance Specifications shall constitute a waiver of any claims it may have against Abbott with respect to such shipment. Disputes between the parties as to whether all or any part of a shipment rejected by Steris conforms with the Drug Substance Specifications shall be resolved by an independent GMP testing laboratory or consultant acceptable to Abbott and Steris. In the event that such independent GMP testing laboratory or consultant cannot be agreed upon, the parties shall resolve the issue of whether all or any part of such shipment conforms with the Drug Substance Specifications through the alternative dispute resolution ("ADR") described in Exhibit C, which is attached hereto and made a part hereof.

     7.2 Abbott's quality control procedures and in-plant quality control checks on the manufacture of Drug Substance for Steris shall be applied in the same manner as those procedures and checks are applied to products manufactured for sale by Abbott.

     8.   Representations, Warranties, Covenants and Guarantees
          -----------------------------------------------------

     8.1 Abbott guarantees and warrants that Drug Substance delivered to Steris pursuant to this Agreement shall, at the time of delivery, not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Federal Food, Drug and Cosmetic Act, as such Act and such laws are constituted and effective at the time of delivery and will not be an article which may not, under the provisions of Sections 404 and 505 of such Act, be introduced into interstate commerce.

     8.2 Abbott and Steris represent, warrant and covenant to each other that such party has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     8.3 Abbott and Steris represent and warrant to each other that such party is not currently debarred or suspended by any United States government agency from receiving federal contracts.

     8.4  Abbott further represents and warrants that:

          i) it has the right and is fully empowered to manufacture and sell the Drug Substance to Steris as contemplated hereby; and

          ii) neither the import of any raw material for the manufacture of Drug Substance as contemplated hereby nor the manufacture of Drug Substance as contemplated hereby will involve any infringement of any existing patents or proprietary rights of third parties for or in the Drug Substance, nor has Abbott received any notice of any claimed infringement (including, without limitation patent infringement) in connection with the Drug Substance.

     8.5 This Agreement is on a principal to principal basis. Without limiting the terms and conditions of paragraphs 9 and 11 hereof, neither party is authorized nor shall it incur any liability whatsoever for which the other may become directly, indirectly or contingently liable; nor shall either party hold itself out as having authority to represent or act on behalf of the other in any capacity whatsoever; nor shall the relationship be construed as a co-partnership, joint venture or principal-agent relationship.

     8.6 Abbott warrants that Drug Substance delivered to Steris pursuant to this Agreement shall conform with the Drug Substance

Specifications and shall be in compliance with applicable law and all applicable regulatory requirements of the FDA. ABBOTT MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO DRUG SUBSTANCE. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED BY ABBOTT. IN NO EVENT SHALL ABBOTT BE LIABLE FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF STERIS OR ITS AFFILIATES; PROVIDED THAT THE FOREGOING SHALL IN NO RESPECT LIMIT ABBOTT'S OBLIGATIONS UNDER SUBPARAGRAPHS 9.2 AND 11.1 HEREOF.

     9.   Indemnification
          ---------------

     9.1 Steris shall indemnify and hold Abbott and its employees, servants and agents harmless from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs and expenses (including reasonable attorney's fees) based upon the death or any actual bodily injury or physical property damage resulting from the packaging, labeling, handling, storage, promotion, marketing, distribution, use or sale of Drug Substance or Product by Steris, its Affiliates, or any third party claiming an interest in Drug Substance or Product through Steris or its Affiliates (the "Indemnitors") to the extent any of the foregoing results from the Indemnitors, negligence, willful misconduct or material breach of any of their obligations under this Agreement.

     9.2 Abbott shall indemnify and hold Steris and its Affiliates and their respective employees, servants and agents harmless from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs and expenses (including reasonable attorney's fees) based upon the death or any actual bodily injury or physical property damage resulting from Abbott's negligence or willful misconduct in its manufacture or handling of Drug Substance, or its material breach of any of its obligations under this Agreement.

     9.3 Each of the parties shall promptly notify the other of any such claim or potential claim covered by any of the above subparagraphs in this paragraph 9 and shall include sufficient information to enable the other party to assess the facts. Each of the parties shall cooperate fully with the other party in the defense of all such claims. No settlement or compromise shall be binding on a party hereto without its prior written consent.

     10.  Product Recall
          --------------

     10.1 In the event of a recall ordered by a government agency or a confirmed Product failure ("Recall"), Steris shall be responsible for the coordination of Recall activities.

     10.2 Where the Recall is caused by Abbott's negligence or willful misconduct or its material breach of any of its obligations or warranties under this Agreement, Abbott agrees to pay all costs and expenses of any Recall, including costs of retrieving Product already delivered to Steris' customers. Abbott further agrees to reimburse Steris for costs and expenses Steris is required to pay for notification, shipping and handling charges. Prior to any such reimbursement, Steris shall provide

Abbott with supporting documentation of all reimbursable costs and expenses. If the Recall is caused by reasons other than Abbott's negligence, willful misconduct or material breach of any of its obligations or warranties hereunder, Steris shall pay all of the costs and expenses described above for such Recall.

     11.  Patent Indemnification
          ----------------------

     11.1 Abbott shall indemnify and hold Steris and its Affiliates and their respective employees, servants and agents (the "Indemnitees") harmless from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs and expenses (including reasonable attorney's fees) which Steris may incur, suffer or be required to pay by reason of any patent infringement suit or claim of violation of any proprietary right of any third party brought against any of the Indemnitees because of Abbott's manufacture of Drug Substance or relating to the Drug Substance Technology.

     11.2 Steris shall indemnify and hold Abbott and its employees, servants and agents harmless from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs and expenses (including reasonable attorney's fees) which Abbott may incur, suffer or be required to pay by reason of any patent infringement suit or claim of violation of any proprietary right of any third party brought against Abbott because of Steris' formulation or use of Drug Substance or Product, except to the extent arising from Abbott's manufacture of Drug Substance or relating to the Drug Substance Technology.

     11.3 Each of the parties shall promptly notify the other of receipt of any notice of infringement or violation of any proprietary right and shall permit the other party to defend such actions in such manner as that party, in its sole discretion, shall choose to defend it. Further, each party shall cooperate fully with the other in the defense of any such suit. No settlement or compromise shall be binding on a party hereto without its prior written consent.

     12.  Insurance
          ---------

     Each party shall, at its sole cost and expense, obtain and keep in force comprehensive general liability insurance, including any applicable self-insurance coverage, with bodily injury, death and property damage limits of Five Million and 00/100 Dollars ($5,000,000.00) per occurrence and Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate, including contractual liability and product liability coverage. Upon execution of this Agreement, each party shall furnish the other with a certificate of insurance signed by an authorized representative of such party's insurance underwriter evidencing the insurance coverage required by this Agreement and providing for at least thirty (30) days prior written notice to the other party of any cancellation, termination or reduction of such insurance coverage.

     13.  Confidential Information
          ------------------------

     It is contemplated that in the course of the performance of this Agreement each party may, from time to time, disclose

Confidential Information to the other. Each party agrees to take all reasonable steps to prevent disclosure of Confidential Information. No provision of this Agreement shall be construed so as to preclude disclosure of Confidential Information as may be reasonably necessary to secure from any governmental agency necessary approvals or licenses or to obtain patents with respect to Drug Substance, Drug Substance Technology or Product. Such obligations of the parties relating to Confidential Information shall expire five (5) years after expiration or termination of this Agreement.

     14.  Force Majeure
          -------------

     Any delay in the performance of any of the duties or obligations of either party hereto (except the payment of money) caused by an event outside the affected party's reasonable control shall not be considered a breach of this Agreement, and unless provided to contrary herein, the time required for performance shall be extended for a period equal to the period of such delay. Such events shall include without limitation, acts of God; acts of the public enemy; insurrections; riots; injunctions; embargoes; labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; floods; shortages of material or energy; delays in the delivery of raw materials; or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the party so affected. The party so affected shall give prompt notice to the other party of such cause, and shall take whatever reasonable steps are appropriate in that party's discretion to relieve the effect of such causes as rapidly as possible. Without limiting the foregoing, if any such event continues for thirty (30) days or more, Steris may purchase Drug Substance from an alternate source or sources until such time as the affected party is able to cure the event of force majeure.

     15.  Technical Exchange
          ------------------

     15.1 Abbott hereby grants to Steris a royalty free, worldwide, perpetual, exclusive except for Abbott, and irrevocable license for the use and practice of the Drug Substance Technology commencing as follows:

          (i) if notice of termination hereof is provided by either party after December 31, 1996, the aforesaid Drug Substance Technology license shall commence on the 30th day following receipt of such notification;

          (ii) except as provided in subparagraph 15.1 (iii) below, if notice of termination hereof is provided by either party on or before December 31, 1996, the aforesaid Drug Substance Technology license shall commence on December 31, 1996; or

          (iii) upon the bankruptcy or insolvency of Abbott or a determination of breach by Abbott under ADR or judicial procedures, the aforesaid Drug Substance Technology license shall commence on the 60th day following such event.

     15.2 The license granted in subparagraph 15.1 hereof shall be in consideration of sums and other good and valuable consideration heretofore provided by Steris to Abbott, receipt of which is hereby acknowledged by Abbott, and shall be at no additional expense to Steris. The license shall include the right to use all proprietary technical information and know-how reasonably necessary for the practice of the Drug Substance Technology, and Abbott shall provide the same to Steris on the applicable commencement date of the license.

     15.3 Abbott hereby grants to Steris the right of first refusal to acquire the rights to technology other than the Drug Substance Technology relating to manufacture of Drug Substance, which Abbott may desire to transfer. The provisions of this subparagraph 15.3 shall survive termination, expiration, cancellation or abandonment of this Agreement through any means or for any reason for a period of three (3) years.

     16.  Notices
          -------

     All notices hereunder shall be delivered personally or by registered or certified mail, postage prepaid, or by facsimile or express mail, to the following addresses of the respective parties:

     If to Abbott:            Abbott Laboratories
                              President, Chemical and
                               Agricultural Products Division
                              1401 North Sheridan Road
                              North Chicago, IL 60064-4000

     With copy to:            Abbott Laboratories
                              Senior Vice President and
                               General Counsel
                              One Abbott Park Road
                              Abbott Park, IL 60064-3500

     If to Steris:            Steris Laboratories, Inc.
                              620 North 51st Avenue
                              Phoenix, Arizona 85043

                              Attention: President

     With copy to:            Steris Laboratories, Inc.
                              General Counsel
                              26 Harbor Park Drive
                              Port Washington, NY 11050

Notices shall be effective upon receipt if personally delivered, on the third business day following the date of mailing if sent by registered or certified mail, and on the second business day following the date of transmission or delivery to the express mail service if sent by facsimile or express mail. A party may change its address listed above by notice to the other party.

     17.  Applicable Law
          --------------

     This Agreement shall be construed, interpreted and governed by the laws of the State of Illinois, except for choice of law rules. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved through ADR procedures.

     18.  Assignment
          ----------

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted assigns and successors in interest; provided, however neither party shall assign this Agreement or any part thereof without the prior written consent of the other party; and further provided that either party, without such consent, may assign or sell the same in connection with the transfer or sale of substantially its entire business to which this Agreement pertains, in the event of its merger or consolidation with another company or in the event of the transfer or sale to a wholly-owned subsidiary. Any permitted assignee or transferee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any accrued obligation which such party then has hereunder.

     19.  Entire Agreement
          ----------------

     Except for the Development Contract, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto.

     20.  Severability
          ------------

     If any term or provision of this Agreement shall for any reason by held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

     21.  Waiver - Modification of Agreement
          ----------------------------------

     No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both parties hereto. Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either party in one or more instance be construed as constituting a continuing waiver or as a waiver in other instances.

     22.  Counterparts
          ------------

     This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the later date written below.

ABBOTT LABORATORIES                     STERIS LABORATORIES, INC.

By: /s/ Thomas M. McNally               By: [SIGNATURE ILLEGIBLE]
   ------------------------------          -------------------------------------
        Thomas M. McNally
        President, Chemical
          and Agricultural              Title: Vice President, Scientific
                                               ---------------------------------
          Products Division                    Operations

Date:  June 25, 1992                    Date:  June 26, 1992
     ----------------------------            -----------------------------------

                              ABBOTT LABORATORIES

                                      AND

                           STERIS LABORATORIES, INC.

                               SUPPLY AGREEMENT

                                   EXHIBIT A
                                   ---------

                         Drug Substance Specifications
                         -----------------------------

         ****                      **** * **** ******* *****
                                   ***** * ***** ******* ** ******* *******
         ******* *******           **** * **** ******* *****
         **********                **** ***** ********
         **************            ******
         **                        *** * ***
         ************ *******      **** * **** ******* *****
         ******** *******          **** * **** ******* *****
         ******                    *** **** **** ** ******
         ****                      *** **** **** ** ******
         ****                      *** **** **** *** ******
         *******                   *** **** **** * ******
         *******                   ****** ****
         *********                 ******* ** **** ******** *********
                                   ***** ********* ***** *** **** **** ** ******
         ******** *******          *** **** **** *** ******* ***

         The Drug Substance delivered hereunder will satisfy conditions for Iron Dextran bulk solution set forth in Steris' NDA, the DMF and the United States Pharmacopeia XXII.

* redacted pursuant to confidential treatment request.

                              ABBOTT LABORATORIES

                                      AND

                           STERIS LABORATORIES, INC.

                               SUPPLY AGREEMENT

                                   EXHIBIT B
                                   ---------

I.   Documentation
     -------------

     1. Certificate of Manufacturing Conformance and supporting deviation reports if applicable.

     2.   Interim Certificate of Analysis.

     3.   Full Certificate of Analysis in duplicate.

     4. Abbott shall issue a Non-Conforming Material Report to document deviations from established procedures. Steris shall be provided with a copy for approval and signature.

     5. Abbott shall advise Steris of any changes to the Drug Master File for the Drug Substance which would require prior approval by the FDA.

II.  Procedures
     ----------

     1. Three (3) identification tags will accompany each vessel of Drug Substance. Tags will list name of product, lot number, gross, net and tare weight and the sequential number of the vessel in the series.

     2.   Each vessel shall be sealed in a tamper-evident manner.

     3.   *********** **** ***** ** ** ******** ** ****** ****** ** ***** *****
          **** **** ** ***** *********** ** ******* ********* **** **** **
          ******** ****** **** *** *****

     4. Abbott shall provide an interim Certificate of Analysis with each batch (see item 3). The Certificate will contain results appearance, for pH, Iron Content, Dextran Content and Chloride.

     5. The final Certificate of Analysis and Certificate of Manufacturing conformance must be received by Steris within eight (8) days of compounding by Abbott.

* redacted pursuant to confidential treatment request.

     6. Each vessel shall be a clean depyrogenated vessel. Abbott will not alter the container/closure system without the approval of Steris.

     7.   *** **** ******** ***** ** **** ******* ***** ******* ****** *******
          ** ****** ********

* redacted pursuant to confidential treatment request.

                              ABBOTT LABORATORIES

                                      AND

                           STERIS LABORATORIES, INC.

                               SUPPLY AGREEMENT

                                   EXHIBIT C
                                   ---------

                        Alternative Dispute Resolution
                        ------------------------------

The parties agree that any dispute that arises in connection with this Agreement and which cannot be amicably resolved by the parties shall be resolved by binding Alternative Dispute Resolution ("ADR") in the manner described below.

 (a) If a party intends to begin an ADR to resolve a dispute, such party shall provide written notice to the other party informing the other party of such intention and the issues to be resolved. Within ten (10) business days after its receipt of such notice, the other party may, by written notice to the party initiating ADR, add additional issues to be resolved. Within twenty (20) business days following the receipt of the original ADR notice, the parties shall select a mutually acceptable neutral. If the parties are unable to agree on a mutually acceptable neutral within such twenty (20) days, a neutral shall be selected by the then President of the Center for Public Resources ("CPR"), 680 Fifth Ave., New York, New York, 10019. Such person shall be an individual who shall preside in resolution of any disputes between the parties. The neutral selected shall not be an employee, director or shareholder of either party or of an affiliate of either party. This selection shall be final.

(b) No later than thirty (30) business days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties.

(c) At least twenty-five (25) business days prior to the hearing, each party shall submit to the other party (the "receiving party") and the neutral a list of all documents on which such party intends to rely in any oral or written presentation to the neutral and a list of all witnesses, if any, such party intends to call at such hearing. Within ten (10) business days after the receiving party makes a request therefor, which request must be given at least twenty (20) business days prior to the hearing, such other party shall deliver to the receiving party (i) one true and correct copy of each of the documents on the above-referenced list requested by such receiving party and (ii) a summary of the anticipated testimony of each of such party's witnesses.

     Except as expressly set forth herein, the neutral shall not require nor shall there be any discovery by any means, including depositions, interrogatories or production of documents.

(d) At least five (5) business days prior to the hearing, each party must submit in writing to the neutral and serve on the other party a proposed ruling on each issue to be resolved. Such writing shall be limited to representing the proposed rulings, shall contain no argument on or analysis of the facts or issues, and shall be limited to not more than fifty (50) pages.

(e) Each party shall be entitled to no more than five (5) hours of hearing to present testimony or documentary evidence. The testimony of both parties shall be presented during the same calendar day. Such time limitation shall include any direct, cross or rebuttal testimony, but such time limitation shall only be charged against the party conducting such direct, cross or rebuttal testimony. It shall be the responsibility of the neutral to determine whether the parties have had the five (5) hours to which they are entitled.

(f) Each party shall have the right to be represented by counsel. The neutral shall have sole discretion with regard to the admissibility of any evidence.

(g) The neutral may attempt to resolve any disputed issue by proposing a compromise to the parties. If, however, the neutral does not propose a compromise or the neutral proposes a compromise and either or both of the parties fail to accept such compromise, the neutral shall rule on each disputed issue within ten (10) days following the completion of the testimony of both parties. Such ruling shall adopt in its entirety the proposed ruling of one of the parties on each disputed issue.

(h) ADR shall take place at a location agreed by the parties, or if the parties are unable to agree, then as designated by the neutral. All costs incurred for a hearing room shall be shared equally by the parties.

(i) The neutral shall be paid a reasonable fee plus expenses, which fees and expenses shall be shared equally by the parties.

(j) Any judgment on the ruling of the neutral may be entered in any court having jurisdiction thereof.

                      [LETTERHEAD OF ABBOTT APPEARS HERE]


December 2, 1993


Mr. James J. Plaza
Senior Vice President and General Manager
SCHEIN PHARMACEUTICAL, INC.
620 North 51st Avenue
Phoenix, AZ 85043

Dear Mr. Plaza:

This letter agreement shall amend the Supply Agreement dated as of May 1, 1992 between Abbott Laboratories and Steris Laboratories, Inc. ("Agreement") in accordance with the terms and conditions negotiated between the parties over the past two months. The amended terms and conditions effective for 1994 are as follows.

1. The definitions used herein shall have the same meaning as used in the Agreement.

2. Steris shall purchase from Abbott not less than ***** liters of Drug Substance at ********* per liter.

3. The price for Drug Substance from ***** to ***** liters shall be ********* per liter.

4. The price for Drug Substance in excess of ***** liters will be negotiated in good faith by the parties.

5. Abbott shall guarantee the manufacture and delivery of ***** liters of Drug Substance.

6. This letter agreement and the terms and conditions contained herein shall be effective as of January 1, 1994. Except as contemplated by item 4, above, the prices set forth herein shall remain firm and shall not be subject to adjustment for calendar year 1994.

7. Except as otherwise provided hereunder, all other terms and conditions of the Agreement shall remain in full force and effect.

* redacted pursuant to confidential treatment request.

Mr. James J. Plaza
December 2, 1993
Page 2

If the foregoing terms and conditions of this letter agreement are acceptable, please sign and date both originals and return one original to Abbott.

Sincerely,                              ACCEPTED:
                                        SCHEIN PHARMACEUTICAL, INC.
/s/ Robert L. Parkinson, Jr.

Robert L. Parkinson, Jr.
Sr. Vice President                      By: /s/ James J. Plaza
                                           ---------------------------
Chemical & Agricultural                     James J. Plaza
 Products Division                          Vice President

                                        Date: 12/2/1993
                                             -------------------------

               [LETTERHEAD OF SCHEIN PHARMACEUTICAL, INC. APPEARS HERE]

June 9, 1995

Mr. John C. Landgraf
Vice President
Chemical and Agricultural Products Division
Abbott Laboratories
1401 Sheridan Road
North Chicago, Illinois 60064-4000

Dear Mr. Landgraf:

This letter agreement shall amend the Supply Agreement dated as of May 1, 1992 between Abbott Laboratories and Steris Laboratories, Inc. as amended by the letter agreement dated December 2, 1993 (the "Agreement"). Defined terms shall have the same meaning as used in the Agreement unless otherwise defined herein.

The parties agree as follows:

1.   The term of the Agreement shall be extended through December 31, 1999.

2. (a) The term "Contract Requirements" shall mean one hundred percent (100%) of the worldwide requirements for Drug Substance of Steris and its Affiliates through December 31, 1997, seventy percent (70%) of such worldwide requirements from January 1 through December 31, 1998, and sixty-five percent (65%) of such worldwide requirements from January 1 through December 31, 1999. As used hereinafter the term "Steris" shall mean Steris and its Affiliates. During 1998 and 1999 Steris shall be entitled to purchase or have purchased the balance of such worldwide requirements from any source or sources, including Abbott; and Steris may in advance take appropriate steps to identify and secure such sources (but Steris may not purchase commercial quantities of Drug Substance from such sources prior to January 1, 1998).

     (b) By April 1, 1996 in respect of calendar year 1998, and by April 1, 1997 in respect of calendar year 1999, Steris shall notify Abbott of the percent of its worldwide requirements for Drug Substance for the applicable calendar year that it will purchase from Abbott; provided that in no respect shall such percentage be less than the Contract Requirements for that year. Steris shall also submit to Abbott by the April 1 notification dates described above, Steris' forecast by volume of 100% of its worldwide requirements for Drug Substance for calendar year 1997 or 1998, as the case may be. These forecasts shall be non-binding and shall be used only for planning purposes.

     (c) Concurrent with the date Steris notifies Abbott that it will purchase from Abbott less than 100% of its worldwide requirements of Drug Substance for the calendar years 1998 and/or 1999, Steris may elect to compensate Abbott for its diminution in profits resulting from Steris purchasing less than 100% of its worldwide requirements of Drug Substance from Abbott, by payment to Abbott, by buying an alternate Abbott product or products mutually agreed to by the parties, or by some

Mr. John C. Landgraf
June 9, 1995
Page 2

     other mutually acceptable means. If Steris does not so elect, then Abbott shall have the right to qualify other buyers (including Abbott and its Affiliates) for Drug Substance and to sell and/or transfer to such buyers the difference in quantity between 100% of Steris' worldwide requirements for Drug Substance and the Contract Requirements for that calendar year.

3. Subject to paragraph 4 below, the price of the Drug Substance shall be ********* per liter effective January 1, 1995 through the remainder of the term of the Agreement. Further, the price for Drug Substance for each calendar year hereunder beginning with calendar year 1996 shall be subject to adjustment annually by the increase in the Consumer Price Index - All Urban Consumers - (CPI-U) over the 1995 average CPI-U.

4. During the first week of each calendar quarter during the term of this Agreement following the first date on which the Average Selling Price of INFeD(R) is less than ****** per vial, Steris shall promptly notify Abbott in writing of the Average Selling Price then in effect (the "Notification"). As used in this Agreement, the "Average Selling Price" means the weighted average selling price per vial for INFeD(R) sold by Steris (or its affiliates) to third parties during the prior calendar quarter. For purposes of calculating the Average Selling Price see the example set forth in Schedule B, attached hereto and made a part hereof. Steris represents that the Average Selling Price calculation will be based on total INFeD(R) sales to third parties. If at any time during the term of the Agreement the Average Selling Price of INFeD(R) is less than ******* per vial, then within seven (7) days of Abbott's receipt of a Notification, the price to Steris of the Drug Substance shall be reduced in accordance with Schedule A hereto, retroactive to the first business day of the then-current calendar quarter. Abbott shall have the right at any time within 30 days of receipt of a Notification to commence an audit in accordance with paragraph 6 herein to confirm the accuracy of the determination of the then current Average Selling Price. Notwithstanding the foregoing, the price of the Drug Substance will not be reduced pursuant to this paragraph 4 more than once per calendar quarter. Fifty percent (50%) of any price reductions made pursuant to this paragraph 4 also shall apply to Drug Substance contained in Steris' inventory and which was received by Steris during the quarter preceding Notification. If at any time during the term of the Agreement the quarterly Average Selling Price of INFeD(R) increases above the price contained in the prior Notification, then the price for Drug Substance shall be adjusted for that quarter to correspond to such increased Average Selling Price as set forth on Schedule A. Notwithstanding anything herein to the contrary, if at any time Abbott is entitled to and makes Drug Substance available to any party (excluding transfers within Abbott or to its Affiliates, unless the Drug Substance is resold by the recipient other than to an Affiliate) at a price lower than the price available to Steris hereunder, then the price of Drug Substance hereunder shall be reduced to that lower price.

5. Abbott agrees that it will hold in confidence and will not disclose to any third party the pricing information that may be disclosed to it pursuant to paragraph 4 above. Abbott will not use any of the pricing information which it is required to hold in confidence except in connection with any adjustment of the Drug Substance price as contemplated by paragraph 4 above. Abbott further agrees to restrict access to such

* redacted pursuant to confidential treatment request.

Mr. John C. Landgraf
June 9, 1995
Page 3

     pricing information to the minimum number of its employees within the Chemical and Agricultural Products Division necessary for the purpose of such re-evaluation and shall use the same standard of care to preserve and safeguard the confidential pricing information as is used with its own information of a similar kind. Abbott agrees that such confidential pricing information will remain within its Chemical and Agricultural Products Division and will not be disclosed to any other division, group or affiliated company including, without limitation, its Hospital Products Division.

6. Steris shall provide Abbott's independent auditors (reasonably acceptable to Steris), at Abbott's expense, with access during regular business hours and upon reasonable prior request (and subject to the confidentiality obligations contained in the Agreement and in paragraph 5 above) to Steris' records and documents relating to INFeD(R) solely for the purpose of verifying the accuracy of the Average Selling Price calculation described in paragraph 4 above and the Contract Requirements described in paragraph 2 above.

7. Except as otherwise provided hereunder, all other terms and conditions of the Agreement shall remain in full force and effect.

If the foregoing terms and conditions of this letter agreement are acceptable, please sign both originals and return one original to Steris.

Sincerely,
                                               ACCEPTED AND AGREED:

STERIS LABORATORIES, INC.                      ABBOTT LABORATORIES

By:   /s/ James Plaza                          By:   /s/ John C. Landgraf
   ------------------------                       ----------------------------
      James Plaza                                    John C. Landgraf
      Senior vice President                          Vice president
      and General Manager                            CAPD Commercial Operations

                                  SCHEDULE A


                                   DRUG SUBSTANCE PRICE**
                                       (PER KILOGRAM,
      AVERAGE SELLING                DENSITY FACTOR OF
      PRICE (PER VIAL)*          **** KILOGRAMS PER LITER)
      -----------------          -------------------------
      *** **** *****                      *****
           **                             *****
           **                             *****
           **                             *****
           **                             *****
           **                             *****
           **                             *****
           **                             *****
           *                              *****
           *                              *****
           *                              *****
       *  ***  *****                      *****

 * For Average Selling Prices between whole dollars, the price of Drug Substance shall be proportionately adjusted.

** Subject to adjustment in accordance with paragraph 3 of this letter agreement.

* redacted pursuant to confidential treatment request.

                                     A1/1

                                  SCHEDULE B


                     CALCULATION OF AVERAGE SELLING PRICE

                                   INFeD(R)

                            QUARTER ENDING________

     Total Net Sales to Third Parties - INFeD(R)       $         (A)

     Total Unit Sales - INFeD(R)                       $         (B)

     Average Selling Price Per Unit - INFeD(R)         $         A/B

                                     B1/1